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              [LETTERHEAD OF ANDREWS & KURTH L.L.P APPEARS HERE]

                                                                     EXHIBIT 5.1




                                 May 20, 1999


First Horizon Asset Securities Inc.
2974 LBJ Freeway
Dallas, Texas 75234

     Re:  First Horizon Asset Securities Inc.
          Registration Statement on Form S-3 (File No. 333-74467) (the "Registration Statement")

Ladies and Gentlemen:

     We have acted as special counsel for First Horizon Asset Securities Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and certain trusts, all of the beneficial ownership of which will be initially owned by the Company (together with the Company, each an "Issuer"), in connection with the proposed issuance by the Issuer of its Mortgage Pass-Through Certificates (the "Pass-Through Certificates"). The Pass-Through Certificates of a series are to be issued pursuant to a Pooling and Servicing Agreement, among the Company, as Depositor, FT Mortgage Companies, as Seller and Master Servicer, and The Bank of New York, as Trustee authorizing such series. The Pooling and Servicing Agreement, in the form filed with the Securities and Exchange Commission on May 20, 1999 as Exhibit 4.1 to the Registration Statement, is herein referred to as the "Agreement." Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Agreement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company's organizational documents, the form of Agreement and the form of Pass-Through Certificates included therein and such other documents, records, certificates of the Issuer and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Agreement as completed for each series will be duly executed and delivered by each of the parties thereto; that the Pass-Through Certificates as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Agreement; and that the Pass-Through Certificates for each series will be sold as described in the Registration Statement.
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First Horizon Asset Securities Inc.
May 20, 1999
Page 2



     Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that the Pass-Through Certificates are in due and proper form and, assuming the due authorization, execution and delivery of the Agreement for each series by each of the Depositor, the Seller, the Master Servicer and the Trustee, and the due authorization of the Pass-Through Certificates for each series by all necessary action on the part of the applicable Issuer, when the Pass-Through Certificates for each series have been validly executed, authenticated and issued in accordance with the applicable Agreement and delivered against payment therefor, the Pass-Through Certificates for each series will be validly issued and outstanding, fully paid and non-assessable, and entitled to the benefits of the related Agreement in accordance with their terms.

     The opinion expressed above is subject to the qualification that we do not purport to be experts as to the laws of any jurisdiction other than the United States of America and the laws of the States of Texas and New York, and we express no opinion herein as to the effect that the laws and decisions of courts of any such other jurisdiction may have upon such opinions.

     We consent to the use and filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and Prospectus contained therein. In giving such consent we do not imply or admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.



                                   Very truly yours,

                                   Andrews & Kurth L.L.P


                                   By: /s/ David Barbour
                                      --------------------------------
                                      David Barbour, Partner